Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256982) pertaining to the 2020 Share Incentive Plan of Kuke Music Holding Limited of our report dated May 2, 2022, with respect to the consolidated financial statements of Kuke Music Holding Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young

Hong Kong, the People’s Republic of China

May 2, 2022

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